ENERGY TRANSFER EQUITY
REPORTS FOURTH QUARTER RESULTS
Dallas - February 22, 2017 - Energy Transfer Equity, L.P. (NYSE:ETE) (“ETE” or the “Partnership”) today reported financial results for the fourth quarter ended December 31, 2016.
ETE’s net income attributable to partners was $233 million for the three months ended December 31, 2016 as compared to $314 million for the three months ended December 31, 2015. Distributable Cash Flow, as adjusted, was $299 million for the three months ended December 31, 2016 as compared to $343 million for the three months ended December 31, 2015.
The decreases in net income attributable to partners and Distributable Cash Flow, as adjusted, were primarily driven by a $95 million reduction in incentive distributions from ETP. As previously reported, ETE has agreed to a reduction in incentive distributions from ETP in the aggregate amount of $720 million over a period of seven quarters, beginning the quarter ended June 30, 2016.
The Partnership’s recent key accomplishments and other developments include the following:

•
In January 2017, ETE issued 32.2 million common units representing limited partner interests in the Partnership to certain institutional investors in a private transaction for gross proceeds of approximately $580 million, which ETE used to purchase 15.8 million newly issued ETP common units.

•	On January 26, 2017, the Partnership announced its quarterly cash distribution of $0.285 per ETE common unit for the fourth quarter ended December 31, 2016, or $1.14 per unit on an annualized basis.

•	As of December 31, 2016, ETE’s $1.50 billion revolving credit facility had $875 million of outstanding borrowings and its leverage ratio, as defined by the credit agreement, was 3.00x.
The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, February 23, 2017 to discuss its fourth quarter 2016 results. The conference call will be broadcast live via an internet webcast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in Energy Transfer Partners, L.P. (“ETP”) and Sunoco LP, including 100% of ETP’s and Sunoco LP’s incentive distribution rights, ETP and Sunoco LP common units, ETP Class I Units, and, through ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (“Sunoco Logistics”), as well as the Partnership’s ownership of Lake Charles LNG. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership that owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN). ETE also owns approximately 18.4 million ETP common units and approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. website at  www.energytransfer.com.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. ETP’s subsidiaries include Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Lone Star NGL LLC, which owns and operates natural gas liquids storage, fractionation and transportation assets. In total, ETP currently owns and operates more than 62,500 miles of natural gas and natural gas liquids pipelines. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units of Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of pipelines, terminalling and acquisition and marketing assets. ETP recently acquired the general partner, 100% of the incentive distribution rights, and an approximate 65% limited partnership interest in PennTex Midstream Partners, LP (NASDAQ: PTXP), which is a growth-oriented master limited partnership that provides natural gas gathering and processing and residue gas and natural gas liquids transportation services to producers in northern Louisiana. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Sunoco Logistics Partners L.P. (NYSE: SXL) is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, natural gas liquids, and refined products. SXL’s general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners L.P. website at www.sunocologistics.com.
Sunoco LP (NYSE: SUN) is a master limited partnership that operates approximately 1,345 convenience stores and retail fuel sites and distributes motor fuel to approximately 7,325 convenience stores, independent dealers, commercial customers and distributors located in 30 states. SUN’s parent -- Energy Transfer Equity, L.P. (NYSE: ETE) -- owns SUN's general partner and incentive distribution rights. For more information, visit the Sunoco LP website at www.sunocolp.com.
PennTex Midstream Partners, LP (NASDAQ: PTXP) is a growth-oriented master limited partnership focused on owning, operating, acquiring and developing midstream energy infrastructure assets in North America. PTXP provides natural gas gathering and processing and residue gas and natural gas liquids transportation services to producers in the Terryville Complex in northern Louisiana. PennTex Midstream Partners, LP’s general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the PennTex Midstream Partners, LP website at www.penntex.com.
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our web site at www.energytransfer.com.

Contacts
Investor Relations:
Energy Transfer
Helen Ryoo, Lyndsay Hannah or Brent Ratliff
214-981-0795

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	December 31,
	2016	2015
ASSETS

Current assets	$6,985	$5,410

Property, plant and equipment, net	55,438	48,683

Advances to and investments in unconsolidated affiliates	3,040	3,462
Other non-current assets, net	818	730
Intangible assets, net	5,992	5,431
Goodwill	6,738	7,473
Total assets	$79,011	$71,189

LIABILITIES AND EQUITY

Current liabilities	$7,277	$4,910

Long-term debt, less current maturities	42,608	36,837
Long-term notes payable - related companies	250	—
Deferred income taxes	5,112	4,590
Non-current derivative liabilities	76	137
Other non-current liabilities	1,123	1,069

Commitments and contingencies
Preferred units of subsidiary	33	33
Redeemable noncontrolling interest	15	15

Equity:
Total partners’ deficit	(1,694)	(932)
Noncontrolling interest	24,211	24,530
Total equity	22,517	23,598
Total liabilities and equity	$79,011	$71,189

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
REVENUES:	$10,803	$9,536	$37,504	$42,126
COSTS AND EXPENSES:
Cost of products sold	8,532	7,561	28,656	34,009
Operating expenses	678	706	2,696	2,661
Depreciation, depletion and amortization	614	548	2,359	2,079
Selling, general and administrative	218	146	807	639
Impairment losses	1,487	339	1,487	339
Total costs and expenses	11,529	9,300	36,005	39,727
OPERATING INCOME (LOSS)	(726)	236	1,499	2,399
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(474)	(422)	(1,832)	(1,643)
Equity in earnings (losses) of unconsolidated affiliates	65	(8)	270	276
Impairment of investment in an unconsolidated affiliate	—	—	(308)	—
Gain on acquisitions	83	—	83	—
Losses on extinguishments of debt	—	—	—	(43)
Gains (losses) on interest rate derivatives	167	(4)	(12)	(18)
Other, net	30	(33)	124	22
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(855)	(231)	(176)	993
Income tax expense (benefit) from continuing operations	(95)	(93)	(217)	(100)
NET INCOME (LOSS)	(760)	(138)	41	1,093
LESS: Net loss attributable to noncontrolling interest	(993)	(452)	(954)	(96)
NET INCOME ATTRIBUTABLE TO PARTNERS	233	314	995	1,189
General Partner’s interest in net income	1	1	3	3
Convertible Unitholders’ interest in income	6	—	9	—
Class D Unitholder’s interest in net income	—	1	—	3
Limited Partners’ interest in net income	$226	$312	$983	$1,183
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.22	$0.30	$0.94	$1.11
Diluted	$0.21	$0.30	$0.92	$1.11
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	1,046.9	1,052.5	1,045.5	1,062.8
Diluted	1,105.3	1,053.8	1,078.6	1,064.4

ENERGY TRANSFER EQUITY, L.P.
SUPPLEMENTAL INFORMATION
(In millions)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Cash distributions from ETP associated with:
Limited partner interest	$20	$3	$28	$54
Class H Units	94	77	357	263
General partner interest	8	8	32	31
Incentive distribution rights	351	324	1,363	1,261
IDR relinquishments, net of Class I distributions (1)	(138)	(28)	(409)	(111)
Total cash distributions from ETP	335	384	1,371	1,498
Cash distributions from Sunoco LP (2)	22	17	88	25
Cash distributions from investments in subsidiaries	$357	$401	$1,459	$1,523

Distributable cash flow attributable to Lake Charles LNG:
Revenues	$49	$54	$197	$216
Operating expenses	(3)	(5)	(16)	(17)
Selling, general and administrative expenses	—	—	(2)	(3)
Distributable cash flow attributable to Lake Charles LNG	$46	$49	$179	$196

Expenses of the Parent Company on a cash basis:
Selling, general and administrative expenses, excluding certain non-cash expenses	$8	$12	$80	$21
Management fee to ETP (3)	24	24	95	95
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	80	75	315	281
Total Parent Company expenses	$112	$111	$490	$397

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners (4)	$250	$298	$971	$1,139
Distributions to be paid to general partner	1	—	3	2
Distributions to be paid to Class D unitholder	—	1	—	3
Total cash distributions to be paid to the partners of ETE	$251	$299	$974	$1,144

Common units outstanding — end of period	1,046.9	1,044.8	1,046.9	1,044.8

(1)
IDR relinquishments for the three months and year ended December 31, 2016 include the impact of incentive distribution reductions with respect to the second, third and fourth quarters 2016 of $75 million, $85 million and $95 million, respectively, as agreed to between ETE and ETP in July 2016.

(2)	Effective July 1, 2015, ETE acquired 100% of the membership interests of Sunoco GP LLC, the general partner of Sunoco LP, and all of the IDRs of Sunoco LP from ETP.

(3)
In exchange for management services, ETE has agreed to pay to ETP fees totaling $95 million per year. For GAAP purposes, ETE has capitalized fees totaling $3 million for the three months ended December 31, 2016 and 2015 and $13 million for the years ended December 31, 2016 and 2015.

(4)
Includes distributions of $0.11 per common unit for the three months ended December 31, 2016, and $0.44 per common unit for the year ended December 31, 2016, to unitholders who elected to participate in a plan to forgo a portion of their future potential cash distributions on common units for a period of up to nine fiscal quarters, commencing with the with distributions for the quarter ended March 31, 2016, and reinvest those distributions in the Convertible Units representing limited partner interest in the Partnership.

SUPPLEMENTAL INFORMATION
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
(Dollars in millions)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net income attributable to partners	$233	$314	$995	$1,189
Equity in earnings related to investments in ETP and Sunoco LP	(309)	(387)	(1,374)	(1,443)
Total cash distributions from investments in subsidiaries	357	401	1,459	1,523
Amortization included in interest expense (excluding ETP and Sunoco LP)	3	5	12	12
Other non-cash (excluding ETP and Sunoco LP)	7	6	56	41
Distributable Cash Flow	291	339	1,148	1,322
Transaction-related expenses	8	4	59	9
Bakken Pipeline Transaction — pro forma interest expense	—	—	—	(6)
Distributable Cash Flow, as adjusted	$299	$343	$1,207	$1,325

Total cash distributions to be paid to the partners of ETE	251	299	974	1,144

Distribution coverage ratio(1)	1.19x	1.15x	1.24x	1.16x

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow, Distributable Cash Flow, as adjusted, and Distributable Cash Flow, as adjusted, per Unit. The Partnership’s non-GAAP financial measures should not be considered as alternatives to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Distributable Cash Flow and Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow and Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received in respect of such period in connection with the Partnership’s investments in limited and general partner interests, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definitions of Distributable Cash Flow and Distributable Cash Flow, as adjusted, also include distributable cash flow from Lake Charles LNG to the Partnership. For Distributable Cash Flow, as adjusted, certain transaction-related expenses that are included in net income are excluded.
Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Due to cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, is also a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using these measures, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.
Distributable Cash Flow and Distributable Cash Flow, as adjusted, are also important non-GAAP financial measures for our limited partners since these indicate to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow and Distributable Cash Flow, as adjusted, are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow, and Distributable Cash Flow, as adjusted, is net income for ETE on a stand-alone basis (the “Parent Company”).
Distributable Cash Flow, as adjusted, per Unit. The Partnership defines Distributable Cash Flow, as adjusted, per Unit for a period as the quotient of Distributable Cash Flow, as adjusted, divided by the weighted average number of units outstanding. For purposes of this calculation, the number of units outstanding represents the Partnership’s basic average common units outstanding plus Class D units outstanding and the general partner common unit equivalent.

Similar to Distributable Cash Flow, as adjusted, as described above, Distributable Cash Flow, as adjusted, per Unit is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay to its unitholders.
Distribution Coverage Ratio. The Partnership defines Distribution Coverage Ratio for a period as Distributable Cash Flow, as adjusted, divided by total cash distributions expected to be paid to the partners of ETE in respect of such period.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY
Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(In millions)
(unaudited)

	December 31,
	2016	2015
ASSETS
Current assets	$57	$35
Property, plant and equipment, net	36	20
Advances to and investments in unconsolidated affiliates	5,088	5,764
Intangible assets, net	1	6
Goodwill	9	9
Other non-current assets, net	10	10
Total assets	$5,201	$5,844
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$92	$178
Long-term debt, less current maturities	6,358	6,332
Note payable to affiliate	443	265
Other non-current liabilities	2	1

Commitments and contingencies

Partners’ deficit:
General Partner	(3)	(2)
Limited Partners:
Common unitholders	(1,871)	(952)
Class D Units	—	22
Series A Convertible Preferred Units	180	—
Total partners’ deficit	(1,694)	(932)
Total liabilities and partners’ deficit	$5,201	$5,844

STATEMENTS OF OPERATIONS
(In millions)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(29)	$(31)	$(185)	$(112)
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(83)	(80)	(327)	(294)
Equity in earnings of unconsolidated affiliates	345	427	1,511	1,601
Other, net	—	(2)	(4)	(5)
INCOME BEFORE INCOME TAXES	233	314	995	1,190
Income tax expense	—	—	—	1
NET INCOME	233	314	995	1,189
General Partner’s interest in net income	1	1	3	3
Convertible Unitholders’ interest in income	6	—	9	—
Class D Unitholder’s interest in net income	—	1	—	3
Limited Partners’ interest in net income	$226	$312	$983	$1,183